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                                                                    EXHIBIT 99.8

                          NOMINEE HOLDER CERTIFICATION
                FOR METROPOLITAN FINANCIAL CORP. RIGHTS OFFERING

To the Subscription Agent:


     The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a bank or trust company, a securities depository or participant therein, or a nominee holding of record shares of common stock of Metropolitan Financial Corp. on behalf
of                beneficial owners as of the close of business on           ,
2002, the record date for the Rights Offering described in the Prospectus
dated          , 2002. The undersigned has received a copy of the Prospectus. As stated in the Prospectus, one non-transferable subscription right was
distributed for every                shares of Metropolitan Financial Corp.
common stock held of record as of the close of business on the record date, provided that at least one subscription right was distributed to each record holder.



     The undersigned, on behalf of the beneficial owners of
subscription rights, is subscribing for                shares of Metropolitan
Financial Corp. common stock at $     per share pursuant to the exercise of
subscription rights and is subscribing for                shares of Metropolitan
Financial Corp. common stock at $     per share pursuant to the
over-subscription privilege. The undersigned is aware that a beneficial owner must exercise all subscription rights in order to elect the over-subscription privilege and that there is no limit on the amount of common stock a beneficial owner may subscribe for pursuant to the over-subscription privilege, but such over-subscription requests are subject to share availability and are subject to proration, if necessary.


     The undersigned further certifies that each subscriber is a bona fide beneficial owner of Metropolitan Financial Corp. common stock as of the record date and that such beneficial ownership is reflected on the undersigned's records. The undersigned agrees to provide Metropolitan Financial Corp. or its designee with such additional information as Metropolitan Financial Corp. deems necessary to verify the foregoing.

                                          --------------------------------------
                                          Name of Record Holder

                                          By:
                                          --------------------------------------

                                          Name: (Print)
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          Telephone Number:
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                                          Date:                       , 2002



     THIS FORM MAY BE MAILED IN THE RETURN ENVELOPE PROVIDED OR IT MAY BE SENT BY FACSIMILE TO GEORGESON SHAREHOLDER COMMUNICATIONS INC. AT (201) 460-2889.